UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                 October 5, 2004

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08772	59-0559446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                         (407) 841-4755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Common Stock Offering

On October 5, 2004, Hughes Supply, Inc., a Florida corporation (the “Corporation”), priced the offering and sale (the “Common Stock Offering”) of 4,300,000 shares (the “Shares”) of its $1.00 par value common stock (“Common”), 4,000,000 of which were offered by the Company and 300,000 of which were offered by a selling stockholder of the Corporation. The Corporation also granted the underwriters a 30-day option to purchase up to an additional 645,000 shares of Common Stock to cover over-allotments. On October 12, 2004, the Corporation completed the Common Stock Offering. The Corporation received net proceeds of approximately $114.8 million from the Common Stock Offering after deducting underwriting discounts and estimated expenses related to the Common Stock Offering.

In connection with the Common Stock Offering, the Corporation entered into an Underwriting Agreement dated as of October 5, 2004 among the Corporation, David H. Hughes, in his individual capacity and as trustee of the David H. Hughes Trust, and each of Lehman Brothers Inc., Citigroup Global Markets, Inc., Goldman, Sachs & Co., and Wachovia Capital Markets, LLC. The Underwriting Agreement is attached as Exhibit 1.1. The description of the material terms of the Common Stock Offering and the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Report.

Debt Offering

On October 5, 2004, the Corporation priced the private placement (the “Debt Offering”) of $300 million principal amount of 5.50% Senior Notes due 2014 to qualified institutional buyers under Rule 144A. On October 12, 2004, the Corporation completed the Debt Offering. The Corporation received net proceeds of approximately $296.2 million from the Debt Offering, after deducting discounts and estimated expenses related to the Debt Offering.

The 5.50% Senior Notes due 2014 mature on October 15, 2014, bear interest payable semiannually at the annual rate of 5.50%, are unsecured and rank equally with existing and future senior unsecured debt of the Corporation, are guaranteed on a joint and several basis by substantially all of the Corporation’s subsidiaries, and are redeemable in whole or in part at any time at a “make whole” redemption price. The principal amount of 5.50% Senior Notes due 2014 would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Corporation and may be declared due and payable by the trustee or the holders of not less than 25% of the notes upon an event of default. Events of default include, among other things: failure to pay principal or interest at required times; failure to perform covenants within prescribed periods; an event of default on any other indebtedness of the Corporation or any of its subsidiaries of $15 million or more that is caused by a failure to make a payment when due or that results in that indebtedness being accelerated; unpaid, unstayed, undischarged final judgments against the Corporation or any of its subsidiaries aggregating $15 million or more; the unenforceability of any subsidiary guarantee of the notes; and certain events of bankruptcy or insolvency.

In connection with the Debt Offering, the Corporation’s subsidiaries that are guarantors of the 5.50% Senior Notes due 2014 and that are not currently guarantors of the Corporation’s other senior notes and the Corporation’s indebtedness under its revolving credit agreement (collectively, the “Other Senior Indebtedness”) are providing similar guarantees to the holders of the Other Senior Indebtedness.

In connection with the sale of the 5.50% Senior Notes due 2014, the Corporation entered into (a) an Indenture (the “Indenture”), dated as of October 12, 2004, among the Corporation, as Issuer, substantially all of the Corporation’s subsidiaries, as Guarantors, and U.S. Bank National Association, as Trustee, (b) a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 12, 2004, among the Corporation, substantially all of its subsidiaries, and the initial purchasers named therein and (c) a Purchase Agreement (the “Purchase Agreement”) dated as of October 5, 2004, among Corporation, substantially all of its subsidiaries and the initial purchasers named therein.

The 5.50% Senior Notes due 2014 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture, Registration Rights Agreement and Purchase Agreement are attached as Exhibits 4.1, 99.2 and 99.3, respectively. The description of the material terms of the Debt Offering, the Indenture, the Registration Rights Agreement and Purchase Agreement is qualified in its entirety by reference to Exhibits 4.1, 99.2 and 99.3 to this Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

For information concerning the issuance by the Corporation of $300 million principal amount of its 5.50% Senior Notes due 2014, and the terms thereof, see “Item 1.01. Entry Into a Material Definitive Agreement” of this Report.

Item 8.01.	Other Events.

The sale of the Shares was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-116464) (the “Registration Statement”) filed with the Commission on June 14, 2004, amended on September 17, 2004 and declared effective by the Commission on September 24, 2004. The Corporation does not believe that any of the information set forth herein or in the exhibits hereto and incorporated by reference into the Registration Statement represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of Regulation S-K) in the information set forth in the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this Report:

1.1	Underwriting Agreement, dated as of October 5, 2004, by and among Hughes Supply, Inc., David H. Hughes, in his individual capacity and as trustee of the David H. Hughes Trust, and Lehman Brothers Inc., Citigroup Global Markets, Inc., Goldman, Sachs & Co., and Wachovia Capital Markets, LLC, as representatives of the several underwriters

4.1	Indenture, dated as of October 12, 2004, by and among Hughes Supply, Inc., substantially all of its subsidiaries, and U.S. Bank National Association

5.1	Opinion of John Z. Paré

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3)

99.2	Registration Rights Agreement, dated as of October 12, 2004, among Hughes Supply, Inc., substantially all of its subsidiaries, and the initial purchasers named therein

99.3	Purchase Agreement, dated as of October 5, 2004, among the Corporation, substantially all of its subsidiaries, and the initial purchasers named therein

99.4	Press Release issued October 4, 2004

99.5	Press Release issued October 5, 2004

99.6	Press Release issued October 12, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Supply, Inc.
Date: October 12, 2004
By: /s/ David Bearman
David Bearman Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Index to Exhibits filed with Form 8-K

1.1	Underwriting Agreement, dated as of October 5, 2004, by and among Hughes Supply, Inc., David H. Hughes, in his individual capacity and as trustee of the David H. Hughes Trust, and Lehman Brothers Inc., Citigroup Global Markets, Inc., Goldman, Sachs & Co., and Wachovia Capital Markets, LLC, as representatives of the several underwriters

4.1	Indenture, dated as of October 12, 2004, by and among Hughes Supply, Inc., substantially all of its subsidiaries, and U.S. Bank National Association

5.1	Opinion of John Z. Paré

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3)

99.2	Registration Rights Agreement, dated as of October 12, 2004, among Hughes Supply, Inc., substantially all of its subsidiaries, and the initial purchasers named therein

99.3	Purchase Agreement, dated as of October 5, 2004, among the Corporation, substantially all of its subsidiaries, and the initial purchasers named therein

99.4	Press Release issued October 4, 2004

99.5	Press Release issued October 5, 2004

99.6	Press Release issued October 12, 2004